Exhibit 99.1

Liquidia Appoints Tushar Shah, M.D., as Chief Medical Officer

RESEARCH TRIANGLE PARK, N.C., May 18, 2020 - Liquidia Technologies, Inc. (Nasdaq: LQDA), a late-stage clinical biopharmaceutical company focused on the development and commercialization of novel products utilizing its proprietary PRINT® technology, today announced the appointment of Tushar Shah, M.D., to the newly created position of Chief Medical Officer. In this role, Dr. Shah will oversee all aspects of research, clinical development, medical affairs, and regulatory affairs for Liquidia. Dr. Shah has 27 years of pharmaceutical research and development experience, successfully moving more than 20 products from discovery to commercialization.

“Dr. Shah has had a long and distinguished career with nearly three decades of successful clinical development experience in high-profile therapeutic areas such as respiratory, immunology and neurology,” said Neal Fowler, Chief Executive Officer of Liquidia. “His extensive leadership in this area comes at a pivotal moment in our company’s history with the LIQ861 NDA under review, LIQ865 in clinical development and a growing list of PRINT-derived preclinical candidates. Dr. Shah shares our passion for improving patients’ lives and I am confident that this addition to our outstanding management team moves us closer to achieving our mission.”

Dr. Shah joins Liquidia from Teva Pharmaceuticals, where he served as Head of Global Specialty Clinical Development with oversight of all phases of clinical development across all therapeutic areas including CNS, immunology, respiratory, oncology and biosimilars. While at Teva, he led the transformation of the company into a discovery-based, specialty clinical organization that embraced innovative approaches to improve outcomes in early and late-stage clinical development through faster and more informed data reviews.

Prior to Teva, Dr. Shah served as Senior Vice President, Scientific and Clinical Development at Altana Pharma US where he built and led their clinical development function, including clinical research and operations, medical affairs, regulatory affairs and quality assurance, pharmacovigilance and drug safety, biostatistics and data management. He began his career at GlaxoSmithKline (GSK), where he held roles of increasing responsibility, rising to the position of U.S. Head, Respiratory and Inflammation, Discovery Medicine and Clinical Pharmacology with responsibility for early-stage clinical development of new therapies for the treatment of chronic obstructive pulmonary disease (COPD), asthma, and rhinitis.

“I have dedicated my career to advancing strong science through the rigors of clinical development and regulatory approval with the goal of delivering meaningful benefit to patients in need. Liquidia is pioneering new ways to make good science better to achieve this objective,” noted Dr. Shah. “Using PRINT technology, we can specifically engineer therapies with the expressed goal of avoiding technical obstacles that stand in the way of addressing patient needs. This endeavor excites me, both professionally and intellectually, and I look forward to joining this incredibly talented team during a truly exciting and defining period for the company.”

Dr. Shah received a M.D. degree from the Hershey Medical College at Pennsylvania State University. He completed his residency in Internal Medicine at the University of North Carolina and fellowship in Allergy, Asthma and Clinical Immunology at Johns Hopkins University.

About Liquidia

Liquidia is a late-stage clinical biopharmaceutical company focused on the development and commercialization of novel products using its proprietary PRINT® technology to transform the lives of patients. PRINT is a particle engineering platform that enables precise production of uniform drug particles designed to improve the safety, efficacy and performance of a wide range of therapies. Currently, Liquidia is focused on the development of two product candidates for which it holds worldwide commercial rights: LIQ861 for the treatment of pulmonary arterial hypertension (PAH) and LIQ865 for the treatment of local post-operative pain. Liquidia is headquartered in Research Triangle Park, NC. For more information, please visit www.liquidia.com.

Forward-Looking Statements

This press release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including statements regarding our future results of operations and financial position, our strategic and financial initiatives, our business strategy and plans and our objectives for future operations, are forward-looking statements. Such forward-looking statements, including statements regarding clinical trials, clinical studies and other clinical work (including the funding therefor, anticipated patient enrollment, safety data, study data, trial outcomes, timing or associated costs), regulatory applications and related timelines, including potential U.S. Food and Drug Administration (FDA) approval of the New Drug Application (NDA) for LIQ861, the timeline related to our two petitions for inter partes review with the Patent Trial and Appeal Board, and our ability to execute on our strategic or financial initiatives, involve significant risks and uncertainties and actual results could differ materially from those expressed or implied herein. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks discussed in our filings with the Securities and Exchange Commission, including the impact of the coronavirus (COVID-19) outbreak on our company and our financial condition and results of operations, as well as a number of uncertainties and assumptions. Moreover, we operate in a very competitive and rapidly changing environment and our industry has inherent risks. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Nothing in this press release should be regarded as a representation by any person that these goals will be achieved, and we undertake no duty to update our goals or to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information

Media:

Michael Parks

Corporate Communications

484.356.7105

michael.parks@liquidia.com

Investors:
Jason Adair
Vice President, Corporate Development and Strategy
919.328.4400
jason.adair@liquidia.com